Exhibit 99.1

LogMeIn to Acquire Password Management Leader LastPass

Accelerates strategic growth initiative focused on identity and access management

BOSTON, October 9, 2015 – LogMeIn, Inc. (Nasdaq:LOGM) today announced that it has agreed to acquire LastPass (incorporated as Marvasol, Inc.), the popular single-sign-on (SSO) and password management service. A high growth business with millions of loyal users and an award winning product line, LastPass will immediately bolster LogMeIn’s position in the multi-billion dollar identity and access management (IAM) market, while accelerating one of the company’s key strategic growth initiatives. The deal is expected to close in the coming weeks.

The future identity market is being shaped by realities that come from end-user driven adoption of cloud, web and mobile apps – the bring-your-own-app (BYOA) trend — and increasingly decentralized approaches to managing identity in the workplace. Seventy (70) percent of companies report using employee-introduced applications (as opposed to IT introduced and company procured applications) in the workplace.1 This is especially relevant to IT professionals and businesses since eighty (80) percent of cloud applications and services contain sensitive regulated or company confidential data.2 Meanwhile, approximately two-thirds (64 percent) of internet users use the same passwords for most or all websites.3

LogMeIn is building a product and go-to-market strategy that embraces this BYOA reality and introduces new ways to help individuals and businesses secure access to sensitive information. The LastPass acquisition is expected to play a key role in this effort, is highly complementary to LogMeIn’s existing identity portfolio, and offers a natural extension to LogMeIn’s leadership position in the access market.

“LastPass has a great business, a beloved and award winning product, millions of loyal users, and thousands of great business customers – they are synonymous with the category,” said Michael Simon, LogMeIn’s Chairman and CEO. “We believe this transaction instantly gives us a market leading position in password management, while also providing a highly favorable foundation for delivering the next generation of identity and access management solutions to individuals, teams and companies.”

Following the close of the deal, LogMeIn plans to bring complementary capabilities of its early identity management investments, including those of Meldium, which it acquired in September 2014, into LastPass. In the near-term, both the Meldium and LastPass product lines will continue to be supported, with longer-term plans to center around a singular identity management offering based on the LastPass service and brand.

“LogMeIn and LastPass share a great common vision on reshaping identity and access management in ways that not only increase productivity but also improve security for individuals and companies, alike,”

[1]	Managing applications in the age of BYOA, Edge Strategies, April 2014
[2]	Password security in a cloudy world, Enterprise Strategy Group and LogMeIn, 2015
[3]	Ofcom Adults’ media use and attitudes report, 2015

said Joe Siegrist, CEO of LastPass. “The striking commonality between our businesses, our products, and cultural DNA make this a great fit for both teams, and we believe a great win for our customers.”

Transaction Details

Under the terms of the transaction, LogMeIn will pay $110 million in cash upon close for all outstanding equity interests in LastPass, with up to an additional $15 million in cash payable in contingent payments which are expected to be paid to equity holders and key employees of LastPass upon the achievement of certain milestone and retention targets over the two-year period following the closing of the transaction.

Conference Call Information

LogMeIn will host a conference call to discuss the details of the transaction at 8:30am ET, today, Friday, October 9, 2015. Details as follows.

What: Conference call and live webcast to discuss LogMeIn’s acquisition of LastPass

When: Friday, October 9, 2015

Time: 8:30 a.m EDT

Live call:	Dial In: 877-407-9124
Dial In (International): 201-689-8584 Replay Number: 1-877-660-6853 Replay Number (International): 1-201-612-7415 Conference ID # for replay: 13621996
Webcast:	https://investor.logmeininc.com

About LastPass

LastPass is an award-winning password manager that helps millions around the world organize their online lives. LastPass makes going online easier and safer, supporting all browsers, operating systems and mobile devices. LastPass Enterprise scales SSO and password management for teams small and large, helping IT be more secure, maintain compliance, and increase productivity of the organization. Founded in 2008, LastPass is headquartered in Fairfax, Virginia. For more information, visit https://lastpass.com.

About LogMeIn, Inc.

LogMeIn Inc. (Nasdaq:LOGM) simplifies how people connect to each other and the world around them. With millions of users worldwide, our cloud-based solutions make it possible for people and companies to connect and engage with their workplace, colleagues, customers and products anywhere, anytime. LogMeIn is headquartered in Boston with offices in Bangalore, Budapest, Dublin, London, San Francisco and Sydney.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the popularity, value and effectiveness of the LogMeIn and LastPass products and services, LogMeIn ’s key strategic growth initiatives, the acquisition providing LogMeIn with a market leading position in identity and password management and the growth or success of the identity and management market. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond LogMeIn’s control. LogMeIn’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, conditions affecting the markets in which LastPass operates, market acceptance of LastPass’ existing and new products, any expense, claims, legal proceeding or other damages resulting to LogMeIn following the closing of the transaction arising from security related issues specific to LastPass, competition from larger and more established companies in LastPass’ markets, the protection of LastPass’ intellectual property, the retention of key employees, the parties’ ability to satisfy the purchase agreement’s conditions and consummate the transaction, LogMeIn’s ability to successfully grow LastPass’ business, and other events, factors and risks disclosed in filings with the SEC. The forward-looking statements included in this press release represent LogMeIn’s views as of the date of this press release. LogMeIn anticipates that subsequent events and developments will cause its views to change. LogMeIn undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing LogMeIn’s views as of any date subsequent to the date of this press release.

LogMeIn, LogMeIn Central, LogMeIn Pro, LogMeIn Rescue, join.me, Xively, Meldium and BoldChat are trademarks or registered trademarks of LogMeIn in the US and other countries around the world

Contacts:

Media:

Craig VerColen

781-897-0696

press@logmein.com

Investors:

Rob Bradley

781-897-1301

rbradley@logmein.com